Exhibit 99.2

N E W S R E L E A S E	DATE: October 22, 2015

NASDAQ ANNOUNCES QUARTERLY DIVIDEND OF $0.25 PER SHARE

New York, N.Y. — The Board of Directors of Nasdaq, Inc (NASDAQ: NDAQ) has declared a regular quarterly dividend of $0.25 per share on the company’s outstanding common stock. The dividend is payable on December 28, 2015, to shareowners of record at the close of business on December 14, 2015. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Board of Directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about our capital return initiatives. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a leading provider of trading, clearing, exchange technology, listing, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to more than 3,600 listed companies with a market value of approximately $8.8 trillion and more than 10,000 corporate clients. To learn more, visit: nasdaq.com/ambition or business.nasdaq.com.

MEDIA RELATIONS CONTACT: + Joseph Christinat + +1.646.441.5121 + joseph.christinat@nasdaq.com	INVESTOR RELATIONS CONTACT: + Ed Ditmire, CFA + +1.212.401.8737 + ed.ditmire@nasdaq.com